UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

          On June 4, 2012, Dollar General Corporation (the “Company”) issued a news release regarding results of operations and financial condition for the fiscal 2012 first quarter ended May 4, 2012. The news release is attached hereto as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amended and Restated 2007 Stock Incentive Plan

On June 1, 2012, the Company’s shareholders approved the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the “Amended Stock Incentive Plan”).  The 2007 Stock Incentive Plan was initially approved by the Company’s Board of Directors in July 2007 and was subsequently amended in May 2008 and again in October 2009.  The Amended Stock Incentive Plan was approved by the Board of Directors in November 2011, subject to shareholder approval.

The most significant amendments include:

●	Extension of the term of such plan to June 1, 2022.

●	Prohibition on the granting of dividend equivalent rights on unearned performance shares.

●
Prohibition on the repricing of any stock option or stock appreciation granted under such plan, without the prior approval of the Company’s shareholders, other than as permitted under Section 8 or Section 9 of such plan.  For this purpose, a “repricing” includes: (i) changing the terms of any stock option or stock appreciation right to lower the applicable exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling any stock option or stock appreciation right in exchange for another award at a time when the exercise price per share is greater than the fair market value of the underlying shares, unless the cancellation and exchange occurs in connection with an event described in Section 8 or 9 of such plan.

●
Addition of a “clawback” provision requiring the committee of the Board of Directors which administers the plan to specify that as a condition of receiving payment of an award granted under the plan on or after June 1, 2012, the participant’s rights, payments, and benefits with respect to any such award shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by the Securities and Exchange Commission or any applicable national exchange, law, rule or regulation.

●	A revised change in control definition which encompasses any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any person (or group of persons acting in concert) other than any of the Company or its affiliates (collectively, the “Permitted Holders”); (ii) any person (or group of persons acting in concert), other than the Permitted Holders, is or becomes the beneficial owner (including shares such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; (iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the entity resulting from such Corporate Transaction (or the parent of such entity) are held subsequent to such transaction by the person or persons who were the beneficial owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction; or (iv) during any rolling 24 month period looking back from any given date, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (any such director, an “Incumbent Director”) cease for any reason to constitute a majority of the Board on the date of determination thereof; provided, that, no individual shall be an Incumbent Director who is elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board.  For purposes of this definition, the term “beneficial owner” is as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          The above summary is qualified in its entirety by the full text of the Amended Stock Incentive Plan which is incorporated by reference herein (see Exhibit 99.2).

Amended and Restated Annual Incentive Plan

          On June 1, 2012, the Company’s shareholders approved the Amended and Restated Dollar General Corporation Annual Incentive Plan (the “Amended Annual Incentive Plan”).  The Annual Incentive Plan was initially approved by the Company’s Board of Directors in March 2005 and adopted by the Company’s shareholders in May 2005 and was subsequently amended in October 2009.  The Amended Annual Incentive Plan was approved by the Board of Directors in November 2011, subject to shareholder approval.

          The most significant amendments include:

●	An increase in the maximum amount a participant in such plan can receive in any fiscal year from $5 million to $10 million.

●
Acknowledgement that performance measures upon which performance goals for awards granted under such plan may relate not just to the Company, but also to one or more of its affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

●
Addition of a “clawback” provision requiring the committee of the Board of Directors which administers the plan to specify that as a condition of receiving payment of an award granted under the plan on or after June 1, 2012, the participant’s rights, payments, and benefits with respect to any such award shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by the Securities and Exchange Commission or any applicable national exchange, law, rule or regulation.

          The above summary is qualified in its entirety by the full text of the Amended Annual Incentive Plan which is incorporated by reference herein (see Exhibit 99.3).

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the Company’s Shareholders (the “Annual Meeting”) was held on June 1, 2012. The following are the final voting results on proposals considered and voted upon by shareholders, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2012 (the “Proxy Statement”).

The following individuals were elected to serve as directors of the Company.  Votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Raj Agrawal	239,566,848	80,021,731	5,156,860
Warren F. Bryant	251,717,274	67,871,305	5,156,860
Michael M. Calbert	239,561,078	80,027,501	5,156,860
Richard W. Dreiling	279,121,434	40,467,145	5,156,860
Adrian Jones	239,566,037	80,022,542	5,156,860
William C. Rhodes, III	251,717,463	67,871,116	5,156,860
David B. Rickard	318,202,981	1,385,598	5,156,860

The Company’s Amended Stock Incentive Plan and the material terms of the performance-based compensation under such plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m) were approved. For a description of the material amendments set forth in the Amended Stock Incentive Plan, see Item 5.02 above.  Votes were cast as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
315,156,688	4,345,545	86,346	5,156,860

The Company’s Amended Annual Incentive Plan and the material terms of the performance-based compensation under such plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m) were approved. For a description of the material amendments set forth in the Amended Annual Incentive Plan, see Item 5.02 above. Votes were cast as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
317,408,496	2,090,561	89,522	5,156,860

The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012 was ratified.  Votes were cast as follows:

Votes For	Votes Against	Votes Abstaining
323,138,124	1,269,480	337,835

ITEM 7.01	REGULATION FD DISCLOSURE.

          The information set forth in Item 2.02 above is incorporated herein by reference. The news release also sets forth statements regarding the Company’s outlook, information regarding the Company’s planned conference call, and certain other matters.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 4, 2012	DOLLAR GENERAL CORPORATION

		By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated June 4, 2012 regarding fiscal 2012 first quarter financial results

99.2
Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (effective June 1, 2012) (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the SEC on April 5, 2012 (file no. 001-11421))

99.3
Amended and Restated Dollar General Corporation Annual Incentive Plan (effective June 1, 2012) (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed with the SEC on April 5, 2012 (file no. 001-11421))